Exhibit 99.1

Investor Contact:	Press Contact:
Centra Software, Inc.	Centra Software, Inc.
Steve Johnson/781-994-1044	Ellen Slaby/781-994-1068
sjohnson@centra.com	eslaby@centra.com

Press Release Correction — Centra Reports 2003 Third Quarter Results

Centra Software’s press release circulated on October 28, 2003 contained an error in the non-cash expense item for the stock compensation charge for the quarter ended September 30, 2003. The Company incurred $393,000 in non-cash stock compensation charges for the quarter, instead of $293,000 as initially reported. This affected the reported net loss for the quarter, which was $1.7 million instead of $1.6 million as initially reported, the percent reduction in net loss compared to the quarter ended June 30, 2003, which was 21% instead of 25% as initially reported, and the net loss per share, which was $.07 instead of $.06 as initially reported. The corrected press release appears in its entirety below.

Centra Reports 2003 Third Quarter Results

**Achieves Record Quarterly Revenues; Up 37% Year over Year and 7% Sequentially**
**Reduces Net Loss by 21% over Last Quarter to $1.7 Million**
**Signs Major Agreements with U.S. Government**

LEXINGTON, Mass. (October 29, 2003) – Centra Software, Inc. (NASDAQ: CTRA), a leading provider of application software and services for real-time enterprise conferencing and collaboration, today announced results for the third quarter ending September 30, 2003.

Revenues for the third quarter were a record $11.1 million, of which $1.6 million was attributed to a sale to the U.S. Army during the quarter. Third-quarter 2003 revenues reflect a 37% increase over third-quarter 2002 revenues of $8.1 million and a 7% increase sequentially over second-quarter 2003 revenues of $10.4 million. Software license revenue in the third quarter of 2003, which represented 49% of total revenues in the quarter, was $5.4 million, a 61% increase over the third quarter of 2002. Software services revenue, which is comprised of revenues from software delivered on an application service provider (ASP) basis and from hosting services, was $2.1 million for the third quarter, or 19% of total revenues, and a 48% increase over the same quarter last year. Professional services revenue, including maintenance and support, consulting and education, was $3.5 million in the third quarter, or 32% of total revenues, and a 7% increase over the third quarter of 2002.

Net loss for the third quarter, calculated in accordance with generally accepted accounting principles (GAAP), was $1.7 million, or $0.07 per share, compared with a net loss of $3.5 million, or $0.14 per share, reported for the third quarter last year. Gross margin percentage improved by 500 basis points to 82.3% for the third quarter of 2003 compared to a gross margin percentage of 77.3% for the third quarter of 2002.

On a pro forma basis, excluding costs related to the amortization of acquired developed technology of $175,000, stock compensation charges of $393,000 and restructuring and severance charges of $493,000, net loss for the third quarter of 2003 was $685,000, or $0.03 per share, compared to a net loss, on a pro forma basis, excluding costs of $175,000 related to the amortization of acquired developed technology and $153,000 for stock compensation charges, of $3.2 million, or $0.12 per share for the third quarter of 2002. A table reconciling non-GAAP (pro forma) financial results to the most directly comparable GAAP results is included in the attachments to this press release.

On the balance sheet, Centra’s cash, cash equivalents, and short-term investments totaled $33.9 million as of September 30, 2003, compared to $35.9 million at the end of the previous quarter. Days sales outstanding (DSO) was 59 days at the end of the third quarter, compared to 58 days at the end of the second quarter and 69 days at December 31, 2002.

“Centra executed well against its objectives in the third quarter as illustrated by significant new and existing customer contract wins, expansion of our global distribution channels, the addition of new strategic partnerships, and the achievement of record revenues,” said Paul R. Gudonis, president and CEO of Centra. “We enter the fourth quarter well positioned to grow as a leader of enterprise real-time conferencing and collaboration within the Global 5000 and to continue to improve our financial results.”

Third Quarter Highlights

•	Centra added 88 new customers during the quarter, raising the total number of accounts that have implemented Centra to over 1,200. New customers include Roche Diagnostics, Royal Caribbean International Cruise Lines and Ascential Software. Centra continued to see strong support from its installed customer base, including significant add-on sales at EMC, Century 21 and Farmers Financial Services, as customers broadened their use of Centra across their companies.

•	Centra made significant gains in the U.S. federal government sector, winning major competitive orders or securing large follow-on sales at the U.S. Army, FBI, IRS, and Transportation Security Administration. In addition, as previously announced, Centra is the first Web conferencing vendor to receive the Defense Collaboration Tool Suite (DCTS) certification by the Department of Defense. This certification is expected to enable continued success for Centra in the defense sector of the federal government.

•	Centra continued to expand its global reseller channel with agreements and significant customer wins in China and Mexico as interest in real-time collaboration solutions expands internationally.

•	Centra forged joint integration and marketing partnerships with world-leading enterprise application providers PeopleSoft and Siebel to augment their suite of products with real-time collaboration capabilities.

•	Centra completed an executive search for a new president and chief executive officer. Paul R. Gudonis was selected to lead Centra in the next phase of the Company’s growth and evolution.

Third Quarter Conference Call

In conjunction with this release, Centra will host a conference call on Wednesday, October 29, 2003 at 11:00 a.m. EST. The call will be simultaneously Webcast over the Internet. To access the Webcast, go to the Company’s Web site at www.centra.com/investorrelations.

About Centra

Leading with a proven track record of helping over 1,200 organizations increase revenue and improve business performance, Centra offers enterprise application software that enables organizations to deliver real-time conferencing, collaboration and learning across the extended enterprise. Centra offers solutions that deliver enhanced integration of real-time collaboration capabilities with departmental business processes, such as sales readiness, online customer marketing, and virtual teamwork. Available in 14 languages, Centra applications can be deployed as on-site software or through our ASP service and are supported by an active ecosystem of value-added partners, including Microsoft, Oracle, Siebel, Deloitte Consulting, EDS and Cisco. Organizations across every major industry and market sector choose Centra, including Cadbury Schweppes, McKesson, Sysco, Viacom and Stanford University. Headquartered in Lexington, Massachusetts, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.

Safe Harbor Statement

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements concerning the Company’s ability to maintain a leadership position in collaborative eLearning, its ability to successfully address the broader real-time conferencing and collaboration arena, demand for the Company’s software services and management’s expectations regarding future results of operations. These statements involve risk and uncertainties that affect the matters herein, and may cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, the Company’s dependence on its senior management team and its ability to identify and recruit senior management personnel with sufficient qualifications, the results of future research, uncertainty of product demand and market acceptance for the Company’s Centra 7 collaboration platform and its other current and future products, the effect of economic conditions, the impact of competitive products and pricing, technological difficulties and/or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its growth and operating plans as anticipated or achieve its revenue and earnings goals. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the three months ended June 30, 2003, which are available at http://www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Centra is a registered trademark, and Centra 7 is a trademark of Centra Software, Inc. All other trademarks referenced herein are the property of their respective owners.

(Tables to Follow)

CENTRA SOFTWARE, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31,	September 30,
	2002	2003
Assets
Current assets
Cash, cash equivalents and short-term investments	$38,244	$33,903
Restricted cash	100	—
Accounts receivable, net	7,114	7,301
Prepaid expenses and other current assets	1,576	1,372

Total current assets	47,034	42,576

Property and equipment, net	2,923	1,786

Restricted cash	433	433
Other assets	101	108
Intangible assets, net	933	408

Total assets	$51,424	$45,311

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$2,001	$2,086
Accounts payable	846	901
Accrued expenses	5,805	5,782
Deferred revenue	10,255	11,114

Total current liabilities	18,907	19,883

Long-term debt, net of current maturities	2,027	674

Total stockholders’ equity	30,490	24,754

Total liabilities and stockholders' equity	$51,424	$45,311

CENTRA SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2002 and 2003

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2002	2003	2002	2003
Revenues
License	$3,382	$5,447	$11,459	$14,424
Software services	1,430	2,113	3,937	6,049
Professional services and maintenance	3,322	3,549	8,716	10,711
Total revenues	8,134	11,109	24,112	31,184

Cost of revenues
License	119	153	310	426
Amortization of acquired developed technology (1)	175	175	525	525
Software services	583	582	1,693	1,705
Professional services and maintenance	973	1,055	3,078	3,171
Total cost of revenues	1,850	1,965	5,606	5,827

Gross profit	6,284	9,144	18,506	25,357

Operating expenses
Sales and marketing	4,715	5,182	15,260	16,024
Product development	3,002	2,798	9,039	8,719
General and administrative	1,958	2,077	5,908	6,591
Stock compensation charges (1)	153	393	580	613
Restructuring and severance charges (1)	—	493	439	493
Merger transaction costs (1)	—	—	1,239	—
Total operating expenses	9,828	10,943	32,465	32,440

Operating loss	(3,544)	(1,799)	(13,959)	(7,083)

Other income, net	48	53	381	211

Net loss	$(3,496)	$(1,746)	$(13,578)	$(6,872)

Basic and diluted net loss per share	$(0.14)	$(0.07)	$(0.53)	$(0.26)

Weighted average shares outstanding
Basic and diluted	25,564	26,619	25,497	26,371

Pro forma net loss (1), (2)	$(3,168)	$(685)	$(10,795)	$(5,241)

Pro forma net loss per share	$(0.12)	$(0.03)	$(0.42)	$(0.20)

Weighted average shares outstanding
Basic and diluted (3)	25,564	26,619	25,497	26,371

(1)	The pro forma net loss excludes amortization of acquired developed technology, stock compensation charges, restructuring and severance charges, and merger transaction costs for the amounts as reported above.

(2)	Reconciliation between net loss and pro forma net loss is attached.

(3)	Weighted average shares used in calculating the pro forma net loss per share.

CENTRA SOFTWARE, INC.

RECONCILIATION OF PRO FORMA RESULTS

For the Three and Nine Months Ended September 30, 2002 and 2003

(Amounts in thousands, except per share data)

(Unaudited)

To arrive at the pro forma figures set forth in Centra’s report of 2003 third-quarter results and in the Consolidated Statements of Operations, Centra excluded certain non-cash items, non-recurring expenses and non-operating expenses, as described below. Management believes that presenting its operating results in this manner, while different from the results achieved by applying generally accepted accounting principles, may provide investors a meaningful alternative basis for comparing results from Centra’s ongoing operations among periods.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2002	2003	2002	2003

Net loss	$(3,496)	$(1,746)	$(13,578)	$(6,872)

Add back:
Amortization of acquired developed technology	175	175	525	525
Stock compensation charges	153	393	580	613
Restructuring and severance charges	—	493	439	493
Merger transaction costs	—	—	1,239	—

Total adjustments	328	1,061	2,783	1,631

Pro forma net loss	$(3,168)	$(685)	$(10,795)	$(5,241)

Pro forma net loss per share	$(0.12)	$(0.03)	$(0.42)	$(0.20)

Weighted average shares outstanding
Basic and diluted	25,564	26,619	25,497	26,371

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